EXHIBIT 99.1

 [LOGO]                                                             NEWS RELEASE
MICROCHIP
                                                INVESTOR RELATIONS CONTACT:

                                         Gordon Parnell - CFO ... (480) 792-7374

             MICROCHIP TECHNOLOGY COMMENTS ON FISCAL FOURTH QUARTER
                  2003; ANNOUNCES CONSOLIDATION OF FABS 1 AND 2

CHANDLER, Arizona - April 7, 2003 -- (NASDAQ:MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller and analog semiconductors, announced today that net sales and earnings per share for the fourth quarter of fiscal 2003 ended March 31, 2003 are expected to be lower than its previous guidance. Net sales for the fourth quarter are expected to be approximately $159 to $160 million. Earnings per share for the fourth quarter are expected to be approximately $0.16, up approximately three cents, or approximately 28%, from the fourth quarter of fiscal 2002. Microchip expects to release its March quarter and audited fiscal 2003 results after the close of market on Wednesday, April 23, 2003.

"Since our March 18 Business Update, we have continued to see a sharp drop off in business, which we attribute to the impact of the war in Iraq. At the time of our Business Update, we had approximately 95% of the quarter booked, and we expected to achieve the remaining turns in the balance of the quarter. However, customers continued to delay purchasing decisions, which we attribute to lingering concerns about demand for their end products in light of the war and continued economic weakness. Additionally, the spread throughout Asia of SARS, an acute respiratory illness, is inhibiting business travel and, in some cases, purchasing decisions, as many customers are temporarily closing plants to avoid the spread of the disease. Therefore, we are lowering our estimates for net sales and earnings per share for the fourth quarter," said Steve Sanghi, Microchip's President and CEO.

The Company also announced its intention to combine the operations of its Fab 1 (Chandler, AZ) and Fab 2 (Tempe, AZ) into its Fab 2 clean room space. Over the next few months, Microchip will transfer Fab 1 processes and products to Fab 2. After that, Fab 1 will cease operations as a wafer fabrication facility. The newly defined Fab 2 will be staffed with combined personnel from both Fab 1 and Fab 2.

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Microchip Technology Incorporated  2355 West Chandler Blvd.  Chandler, AZ 85224-6199  Main Office 480*792*7200 FAX 480*899*9210

MICROCHIP TECHNOLOGY
COMMENTS ON FOURTH QUARTER
OF FISCAL YEAR 2003

Microchip will also offer certain personnel from Fabs 1 and 2 the opportunity to relocate to Gresham, Oregon to staff Fab 4 which is scheduled for production commencing in October 2003. It is currently expected that the combination of Fabs 1 and 2 will result in a reduction in force of approximately 140 employees.

Microchip will incur restructuring charges related to the shut down of Fab 1. These charges will consist primarily of costs associated with the planned discontinued use of various Fab 1 assets and salary continuation costs related to the anticipated reduction in force. We expect the restructuring charges will be taken in the first quarter of fiscal 2004 ending June 30, 2003, and are currently expected to be between $27 and $33 million.

"Fab 1 is our oldest manufacturing facility and utilizes our least advanced process technologies. In this market environment, demand for products using our older technologies is weakest and, thus, it is prudent to combine the Fab 1 and 2 activities into Fab 2," said Mr. Sanghi. "However, demand for products using our advanced technology continues to increase, and this demand will require us to commence production at Fab 4 in the October 2003 timeframe. We believe our decision to combine Fabs 1 and 2 will enable us to preserve our gross margins at approximately 54% after the combination is complete and we expect our gross margins to improve once Fab 4 is in production. The combined capacity of Fabs 2 and 4 will provide sufficient wafer fabrication capacity to allow us to respond to increases in future demand," added Mr. Sanghi.

"We are very disappointed with the dramatic effect of world events and the resulting economic uncertainty on our business in the fourth quarter. Despite this, we are maintaining our long-term strategy and product development initiatives. We shipped a record of over 10,500 new development systems in the fourth quarter, up from approximately 6,500 in the immediately preceding third quarter. In fiscal 2003, we shipped a total of 35,000 development systems, an increase of approximately 50% over fiscal 2002. We believe the increase in shipments of development systems demonstrates the continuing solid momentum of our design win success. Our customer base for Analog products continues to expand. We are now sampling our Digital Signal Controller product line to our early adopter customers and are pleased with the very strong reception," concluded Mr. Sanghi.

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MICROCHIP TECHNOLOGY
COMMENTS ON FOURTH QUARTER
OF FISCAL YEAR 2003

CONFERENCE CALL, EARNINGS RELEASE AND ADDITIONAL INFORMATION:

This release is posted on the Company's website at www.microchip.com. Those who do not have access to the Internet may contact Microchip's Investor Relations department directly at 480-792-7761.

Microchip will host a conference call tomorrow, April 8, 2003 at 9:00 a.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until April 15, 2003.

A telephonic replay of the conference call will be available at approximately 1:00 p.m. (Eastern Time) April 8, 2003 and will remain available until 5:00 p.m. (Eastern Time) on Tuesday, April 15, 2003. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 291042.

Microchip plans to announce March quarter and audited fiscal year 2003 sales and earnings results after market close on Wednesday, April 23, 2003.

CAUTIONARY STATEMENT:

The statements in this release relating to our expected net sales and earnings per share for the quarter ended March 31, 2003, our expected net sales and earnings per share for the quarter ended March 31, 2003 being lower than our previous guidance, the continued sharp drop off in business being attributable to the impact of the war in Iraq, the spread of SARS inhibiting business travel and purchasing decisions, our intention to combine the operations of Fabs 1 and 2, the timing of the transfer of processes and products from Fab 1 to Fab 2, the relocation of personnel from Fabs 1 and 2 to Fab 4, our expected production start up date of Fab 4, the timing and expected size of any reduction in force, the timing, composition and amount of any restructuring charges and salary continuation costs related to combining Fab 1 and Fab 2 and any associated reduction in force, demand for products using our older technologies being weakest, increasing demand for products using our advanced technology and this demand requiring us to commence production at Fab 4 in the October 2003 timeframe, the combination of Fabs 1 and 2 enabling us to preserve our gross margins at approximately 54%, our expectation that gross margins will improve further when Fab 4 is in production, the combined capacity of Fabs 2 and 4 providing sufficient wafer fabrication capacity to allow us to respond to increases in future demand, maintaining our long-term strategy and product development initiatives, shipment of development systems in the fourth quarter

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MICROCHIP TECHNOLOGY
COMMENTS ON FOURTH QUARTER
OF FISCAL YEAR 2003

and fiscal 2003 demonstrating continuing solid momentum of our design win success, our expanding Analog products customer base and the very strong reception from early adopters of our Digital Signal Controller product line are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to: the length and outcome of the war with Iraq; our ability to effectively carry out the planned restructuring activities and realize the savings and operational efficiencies expected from these actions; the rate of the recovery in the overall economy and the uncertainty of current economic and political conditions; the potential for unanticipated results from our restructuring activities on our performance, including customer concerns, productivity and the retention of key employees; changes in customer order patterns and seasonality; changes in demand for our products and the products of our customers; pricing pressures; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the level of orders that are received and can be shipped in a quarter; the level and timing at which design wins become actual orders and sales; fluctuations in our business during the last month of the quarter; the level of sell-through of our products through distribution in any particular fiscal period; disruptions in international transport or delivery occasioned by terrorist activity, armed conflict, war or an unexpected increase in the price of, or decrease in supply of, oil; impact of events outside the United States, such as the business impact of fluctuating currency rates or unrest or political instability; general industry, economic and political conditions; our ability to maintain operating margins; market acceptance of our new products and those of our customers; competitive factors, such as competing architectures and manufacturing technologies and acceptance of new products in the markets we generally serve; the costs and outcome of any litigation involving intellectual property, customer and other issues; changes in utilization of our current manufacturing capacity; unanticipated costs in bringing Fab 4 on-line; timely facilitization of Fab 4, including the availability of equipment and other supplies; our ability to ramp products into volume production at Fab 4; and the ability to attract and retain qualified personnel in the Gresham, OR area.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Form 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and any other relevant documents for free at Microchip's Web site (www.microchip.com) or the SEC's Web site (www.sec.gov) or from commercial document retrieval services.

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MICROCHIP TECHNOLOGY
COMMENTS ON FOURTH QUARTER
OF FISCAL YEAR 2003

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this release, or to reflect the occurrence of unanticipated events.

ABOUT MICROCHIP:

Microchip Technology Inc. manufactures the popular PICmicro(R) field-programmable RISC microcontrollers, which serve 8- and 16-bit embedded control applications, and a broad spectrum of high-performance linear and mixed-signal, power management and thermal management devices. The Company also offers complementary microperipheral products including interface devices; microID(R) RFID devices; serial EEPROMs; and the patented KEELOQ(R) security devices. This synergistic product portfolio targets thousands of applications and a growing demand for high-performance designs in the automotive, communications, computing, consumer and industrial control markets. The Company's quality systems are ISO 9001 (1994 version) and QS9000 (1998 version) certified. Microchip is headquartered in Chandler, Arizona with design facilities in Mountain View, California, Plano, Texas, Bangalore, India, and Lausanne, Switzerland; semiconductor fabrication facilities in Tempe and Chandler, Arizona, Puyallup, Washington, and Gresham, Oregon, and assembly and test operations near Bangkok, Thailand. Microchip employs approximately 3,350 people worldwide and has sales offices throughout Asia, Europe, Japan and the Americas. More information on the Company can be found at www.microchip.com.

        The Microchip logo and name, PICmicro(R), KEELOQ(R) , microID(R) and PowerSmart(R) are registered trademarks of Microchip Technology
   Incorporated. dsPIC(TM)and rfPIC(TM)are trademarks of Microchip Technology
                       Incorporated. All rights reserved.

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